CONSENT OF INDEPENDENT ACCOUNTANTS


     I have issued our reports accompanying the financial statements of M. H. Meyerson & Co., Inc. for the years ended January 31, 1993, January 31, 1994, January 31, 1995, and January 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".




                                        Vincent R. Vassallo, CPA


Sea Cliff, New York
June 19, 1996